EXHIBIT 3



            NOTICE TO FINANCIAL INTERMEDIARY OF SECURITY
            INTEREST IN SECURITIES AND BROKERAGE ACCOUNT

TO:  Comerica Securities, Inc.
     100 Renaissance Center
     13th Floor
     Mail Code 3089
     Detroit, Michigan 48243

     The undersigned is the registered or present owner(s) of the following securities ("Securities") that you hold in Account No. ORJ-605727 ("Account") for the undersigned:

          1,000,000 shares of Accel International Corporation

          100,000 shares of The United Illuminating Company

     On December 30, 1997, the undersigned granted a security interest in the Securities, the Account, all cash, securities or other financial assets at any time deposited in the Account and any brokerage accounts substituted therefor and the proceeds of all of the above (collectively, the "Collateral") to Comerica Bank of 500 Woodward Avenue, MC 3239, Detroit, Michigan 48226, taxpayer identification no. 38-0477375 ("Secured Party") pursuant to a Security Agreement, a copy of which is attached hereto. The Secured Party has required that the undersigned obtain your confirmation that you will hold the Collateral subject to the security interest in favor of the Secured Party.

     Until you receive written instructions to the contrary from the Security Party, you shall not sell, transfer or take any action with respect to any of the Collateral, notwithstanding any direction by the undersigned to the contrary. You are authorized and directed to follow the instructions of the Secured Party with respect to Collateral or any part thereof. The Secured Party will notify you when its security interest in the Collateral has been terminated.

     Please sign the enclosed Confirmation to confirm that you hold the Collateral subject to the security interest in favor of the Secured Party and that you have identified the Collateral in your records as being subject to the security interest. Please deliver or send the Confirmation to the Secured Party at the following address:

Comerica Bank, 500 Woodward Avenue, MC 3239, Detroit, Michigan 48226, attn:
Eric Rolf ((313) 222-4865).


WITNESSES:                              Very truly yours,


/S/ [ILLEGIBLE]                         /S/ DAVID T. CHASE
                                        David T. Chase
/S/ SCOTT UNSWORTH
                                        One Commercial Plaza
                                        Hartford, CT 06103
                                        Taxpayer ID No.______________________

Dated: December 30, 1997


Signature Guaranteed:


/S/ [ILLEGIBLE], V.P. NEAL CHORNEY
(Name of Guarantor)


By:/S/ [ILLEGIBLE]
       (Authorized Signature)


Title: ________________________________

STATE OF CT             )
                        )SS.
COUNTY OF HARTFORD      )


     The foregoing instrument was acknowledged before me this 30 day of December, 1997, by David T. Chase.

                                     /S/ SCOTT UNSWORTH
                                     Notary Public


                                     _____________ County, __________

                                     My commission expires:___________


                                     SCOTT D. UNSWORTH
                                     Notary Public
                                     My Commission Expires Oct. 31, 1998